SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Soliciting Material Under Section 240.14a-12

INFOUSA INC.
(Name of Registrant as Specified in Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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infoUSA INC. NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL ONE ELECTION OF DIRECTORS
SECURITY OWNERSHIP
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AUDIT COMMITTEE REPORT
PERFORMANCE GRAPH
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
AGGREGATED OPTION EXERCISES AND DECEMBER 31, 2004 OPTION VALUES
REPORT OF THE COMPENSATION COMMITTEE
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN TRANSACTIONS
PROPOSAL TWO AMENDMENT OF 1997 STOCK OPTION PLAN
OTHER MATTERS

infoUSA INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO THE STOCKHOLDERS:
      NOTICE IS HEREBY GIVEN that the 2005 Annual Meeting of Stockholders of infoUSA Inc., a Delaware corporation (the “Company”), will be held on Friday, April 29, 2005, at 4:00 p.m. local time, at the Company’s Carter Lake facility, 2200 Abbott Drive, Carter Lake, Iowa 51510, for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

1. To elect three directors to the Board of Directors for a term of three years;

2. To approve an amendment to the Company’s 1997 Stock Option Plan increasing the number of shares available for issuance under the plan by 3,000,000; and

3. To transact such other business as may properly come before the meeting or any adjournment thereof.
      Only stockholders of record at the close of business on March 15, 2005 are entitled to receive notice of and to vote at the meeting.
      All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope included for that purpose. Stockholders attending the Annual Meeting may vote in person even if they have returned a proxy.

Sincerely,

Fred Vakili
Secretary
Omaha, Nebraska
March 28, 2005

infoUSA INC.

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING
General
      The enclosed Proxy is solicited on behalf of infoUSA Inc., a Delaware corporation (the “Company”), for use at its 2005 Annual Meeting of Stockholders to be held on Friday, April 29, 2005, at 4:00 p.m., local time, or at any adjournments or postponements thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company’s Carter Lake facility, 2200 Abbott Drive, Carter Lake, Iowa 51510. The Company’s principal executive offices are located at 5711 South 86th Circle, Omaha, Nebraska 68127. The Company’s telephone number is (402) 593-4500.
      These proxy solicitation materials are being mailed on or about March 28, 2005, to all stockholders entitled to vote at the meeting. The Company’s Annual Report for the fiscal year ended December 31, 2004, including audited financial statements, is being mailed to stockholders concurrently with this Proxy Statement.
Record Date; Outstanding Shares
      Stockholders of record at the close of business on March 15, 2005 (the “Record Date”) are entitled to receive notice of and vote at the meeting. On the Record Date, 53,262,791 shares of the Company’s Common Stock, $.0025 par value per share, were issued and outstanding. For information regarding holders of more than five percent of the outstanding Common Stock, see “Security Ownership.”
Revocability of Proxies
      Proxies given pursuant to this solicitation may be revoked at any time before they have been voted. Proxies may be revoked by delivering a written notice of revocation to the Company or by duly executing and delivering to the attention of the Secretary of the Company a proxy bearing a later date. Proxies may also be revoked if the stockholder attends the meeting and votes in person.
Voting and Solicitation
      The presence in person or by proxy of holders of a majority of the shares of stock entitled to vote at the Annual Meeting constitutes a quorum for the transaction of business. Every holder of record of Common Stock on the Record Date is entitled, for each share held, to one vote on each proposal or item that comes before the meeting. In the election of directors, each stockholder will be entitled to vote for three nominees and the three nominees with the greatest number of votes will be elected. Approval of the amendment to the 1997 Stock Option Plan requires a vote of the majority of the shares represented at the Annual Meeting in person or by proxy and entitled to vote.
      The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining whether a quorum is present. With respect to the election of directors (elected by a plurality of the votes), abstentions will not be taken into account in determining the outcome of the election. With respect to the other matters being considered, abstentions will have the same effect as negative votes. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter and will not be taken into account in determining the outcome of the votes on that matter.
      The cost of this solicitation will be borne by the Company. The Company may reimburse expenses incurred by brokerage firms and other persons representing beneficial owners of shares in forwarding solicitation material to beneficial owners. Proxies may be solicited by certain of the Company’s directors, officers, and regular employees personally, by telephone, or by telegram and no additional compensation will be paid to such individuals.
Deadlines for Receipt of Stockholder Proposals
      The proxy rules of the Securities and Exchange Commission (“SEC”) permit stockholders, after timely notice to a company, to present proposals for stockholder action in a company’s proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for stockholder action and are not properly omitted by corporate action in accordance with the proxy rules. Stockholder proposals that are intended to be presented at the Company’s 2006 Annual Meeting must be received by the Company no later than November 28, 2005 to be included in the proxy statement and form of proxy for that meeting. The Company’s proxy for the 2006 Annual Meeting may confer on the proxy holder discretionary authority to vote on any stockholder proposals that are intended to be presented at the Company’s 2006 Annual Meeting that are received after February 11, 2006.
      The Company’s Bylaws provide that certain requirements be met for business to properly come before the stockholders at the Annual Meeting. Among other things, stockholders intending to bring business before the Annual Meeting must provide written notice of such intent to the Secretary of the Company. Such notice must be received by the Company no later than the close of business on the 10th day following the date of this Proxy Statement. Stockholders desiring to bring matters for action at an Annual Meeting should contact the Company’s Secretary for a copy of the relevant requirements. Additionally, any stockholder wishing to recommend candidates for Board membership generally should submit the recommendation in writing to the Secretary of the Company at least 30 but no more than 60 days prior to a date corresponding to the previous year’s Annual Meeting, with the submitting stockholder’s name, address and stockholdings and pertinent information about the proposed nominee similar to that set forth for nominees named herein. Any stockholder wishing to bring matters for action at this year’s Annual Meeting should note that, as permitted by the proxy rules, the persons named as proxies may exercise discretionary voting authority with respect to any such proposal because the proposals will have been received after February 16, 2005 (as disclosed in the Proxy Statement for the 2004 Annual Meeting).

PROPOSAL ONE
ELECTION OF DIRECTORS
General
      The Company’s Board of Directors presently consists of eight directors and is divided into three classes, one of which has two directors and two of which have three directors, with the term of office of one class expiring each year. The terms of office of Richard J. Borda, Martin F. Kahn and Dennis P. Walker expire at this year’s Annual Meeting. The terms of office of Vinod Gupta, Dr. George F. Haddix and Dr. Vasant H. Raval expire at the 2006 Annual Meeting, and the terms of office of Harold W. Andersen and Elliot S. Kaplan expire at the 2007 Annual Meeting.
      Mr. Borda has informed the Company that due to other commitments he will retire from the Board upon the expiration of his term at this year’s Annual Meeting. The Company is proposing that the stockholders elect Dr. Charles W. Stryker to succeed Mr. Borda, and re-elect the other two directors whose terms expire this year (Messrs. Kahn and Walker), for terms expiring at the 2008 Annual Meeting.
Vote Required
      The three nominees receiving the highest number of affirmative votes of the shares represented at the Annual Meeting in person or by proxy and entitled to vote will be elected to the Board of Directors. Proxies cannot be voted for a greater number of persons than the number of nominees named.
      Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company’s three nominees named below. If any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director.
      The Board of Directors Recommends That Stockholders Vote “For” each Nominee Listed Below.
Nominees for Election at the Annual Meeting
      The names of the nominees, and certain information about them, are set forth below:

			Director	Nominated for
Name of Nominee	Age	Position/Principal Occupation	Since	Term Expiring
Martin F. Kahn(1)(2)	54	Director; Managing Director of Cadence Information Associates, L.L.C.	2004	2008
Dr. Charles W. Stryker	57	Nominee; President of Venture Development Center, Inc.	N/A	2008
Dennis P. Walker(1)(3)	59	Director; President and Chief Executive Officer of Jet Linx Aviation	2003	2008

(1)	Member of the Governance and Nominating Committee.

(2)	Member of the Finance Committee.

(3)	Member of the Compensation Committee.
      Martin F. Kahn has served as a director of the Company since October 2004. He is currently Managing Director of Cadence Information Associates, L.L.C., where he has been employed since 1996. Mr. Kahn was interim Chief Executive Officer of OneSource Information Services, Inc. from February 2004 until it was acquired by the Company in June 2004. He was Chairman of the Board of OneSource Information Services, Inc. from September 1993 until June 2004. Mr. Kahn was Chairman of the Board of

Ovid Technologies, Inc., a producer of online, CD-ROM and networked medical and scientific information services, from 1990 to 1998, and Chairman of the Board of Vista Information Solutions, Inc., a supplier of geographically-based risk information, from 1992 to 1996. Mr. Kahn holds an M.B.A from the Harvard Business School and a B.A. from Yale University.
      Dr. Charles W. Stryker has been nominated for election as a director of the Company at the 2005 Annual Meeting. Dr. Stryker is the founder of Venture Development Center, Inc., a professional advisory firm that assists companies in creating, developing and commercializing database properties, and has served as President of Venture Development Center, Inc. since 1991. Dr. Stryker has served as a board member of many of the companies to whom Venture Development, Inc. has provided advisory services, and currently holds active advisory and equity positions in more than 15 venture-backed companies in the database industry. From 1991 to 1999, Dr. Stryker was a part-time faculty member at the University of Pennsylvania, Wharton School, where he taught a number of courses in the Wharton Entrepreneurial Center. Dr. Stryker holds a B.S. and M.S. degrees in Electrical Engineering and a Ph.D. in Computer Science from New York University.
      Dennis P. Walker has served as a director of the Company since February 2003. Mr. Walker has been President and Chief Executive Officer of Jet Linx Aviation, a corporate jet fractional ownership company, since May 1999. From 1988 to 2002, he was Executive Vice President of Memberworks, Inc., a company which he co-founded. Mr. Walker has also held senior level marketing positions with First Data Resources and IBM.
Incumbent Directors Whose Terms of Office Continue after the Annual Meeting
      The names and certain other information about the directors whose terms of office continue after the Annual Meeting are set forth below:

			Director	Term
Name of Director	Age	Position/Principal Occupation	Since	Expires
Vinod Gupta	58	Chairman of the Board and Chief Executive Officer of the Company	1972	2006
Dr. George F. Haddix(1)(2)	66	Director; Chairman and Chief Executive Officer of PKW Holdings, Inc. and PKWARE, INC.	1995	2006
Dr. Vasant H. Raval(3)(4)	65	Director; Professor and Chair, Department of Accounting, at Creighton University	2002	2006
Harold W. Andersen(1)(2)(3)	81	Director; Contributing Editor to Omaha World Herald and Retired Publisher of Omaha World Herald Company	1993	2007
Elliot S. Kaplan(4)	68	Director; Senior Partner in law firm of Robins, Kaplan, Miller & Ciresi L.L.P.	1988	2007

(1)	Member of the Governance and Nominating Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Audit Committee.

(4)	Member of the Finance Committee.
      Vinod Gupta is the founder of the Company and has been Chairman of the Board of the Company since its incorporation in 1972. Mr. Gupta served as Chief Executive Officer of the Company from the time of its incorporation in 1972 until September 1997 and since August 1998. Mr. Gupta holds a B.S. in Engineering from the Indian Institute of Technology, Kharagpur, India, and an M.S. in Engineering and

an M.B.A. from the University of Nebraska. Mr. Gupta also was awarded an Honorary Doctorate from the Monterey Institute of International Studies and an Honorary Doctorate from the University of Nebraska. Mr. Gupta was nominated and confirmed to be the United States Consul General to Bermuda. Then, the President nominated him to be the United States Ambassador to Fiji. Due to business commitments, he withdrew his name from consideration. He was appointed by President Clinton to serve as a Trustee on the Kennedy Center for Performing Arts in Washington, D.C. Mr. Gupta is also a director of 2 mutual funds in the Everest mutual fund family.
      Dr. George F. Haddix has served as a director of the Company since March 1995. Dr. Haddix is Chairman and Chief Executive Officer of PKW Holdings, Inc. and PKWARE, INC., computer software companies headquartered in Milwaukee, Wisconsin. From November 1994 to December 1997, Dr. Haddix served as President of CSG Holdings, Inc. and CSG Systems International, Inc. (NASDAQ: CSGS), companies providing software and information services to the communications industry. Dr. Haddix is a director of CSG Systems International, Inc., which is based in Englewood, Colorado. Dr. Haddix holds a B.A. from the University of Nebraska, an M.A. from Creighton University and a Ph.D. from Iowa State University, all in Mathematics.
      Dr. Vasant H. Raval has served as a director of the Company since October 2002. Dr. Raval has been Professor and Chair of the Department of Accounting at Creighton University since July 2001. He joined the Creighton University faculty in 1981 and has served as Professor of Accounting and Associate Dean and Director of Graduate Programs at the College of Business Administration. Dr. Raval is a director of Syntel Inc., an electronic business solutions provider based in Troy, Michigan.
      Harold W. Andersen has served as a director of the Company since September 1993. He is the former President, Chief Executive Officer, Chairman and Publisher of the Omaha World Herald Company, a newspaper publishing company. Mr. Andersen is currently a Contributing Editor to the Omaha World Herald. Mr. Andersen holds a Bachelor of Science in Liberal Arts from the University of Nebraska. Mr. Andersen is also a director of 2 mutual funds in the Everest mutual fund family.
      Elliot S. Kaplan has served as a director of the Company since May 1988. He is a name partner and former Chairman of the Executive Board of the law firm of Robins, Kaplan, Miller & Ciresi L.L.P. and has practiced law continuously with that firm since 1961. Mr. Kaplan is also a director and officer of Best Buy Co., Inc. Mr. Kaplan holds a B.A. in Business Administration and a J.D. from the University of Minnesota.
Board Meetings and Committees
      The Board of Directors of the Company met 11 times during 2004, including 7 telephonic meetings. The Board of Directors has an Audit Committee, a Compensation Committee, a Finance Committee, and a Governance and Nominating Committee, the duties and activities of which are described in greater detail below. The Board has determined that each member of the Board other than Vinod Gupta, and each nominee for election to the Board, is independent, as defined by the rules of the National Association of Securities Dealers (“NASD”) for companies listed on the Nasdaq National Market.
      The Audit Committee, which consists of Dr. Vasant H. Raval (Chair), Richard J. Borda, and Harold W. Andersen, met 9 times during 2004, including 1 telephonic meeting. Among other duties, the Committee selects the Company’s independent auditors, reviews and evaluates significant matters relating to the audit and internal controls of the Company, reviews the scope and results of audits by, and the recommendations of, the Company’s independent auditors, and pre-approves all audit and permissible non-audit services provided by the auditors. Before the Company’s independent accountant is engaged by the Company to render audit or non-audit services, the engagement is approved by the Committee. The revised Audit Committee Charter, which was adopted by the Board in October 2003, is posted on the Company’s website at www.infousa.com under the caption “Investor Relations.” A report of the Committee is also contained in this Proxy Statement. Each member of the Committee is independent, as independence for audit committee members is defined by the rules of the NASD, and otherwise satisfies the NASD’s requirements for audit committee membership. The Board has determined that Dr. Raval is an “audit committee financial expert” under the Sarbanes-Oxley Act of 2002.
      The Compensation Committee, which consists of directors Harold W. Andersen (Chair), Dr. George F. Haddix, and Dennis P. Walker, met 4 times during 2004. The Committee has been delegated the duties of administering existing and future stock and option plans of the Company, including the Company’s 1997 Stock Option Plan, and establishing the compensation of the Company’s executive officers. The Compensation Committee Charter, which was adopted by the Board in October 2003, is posted on the Company’s website at www.infousa.com under the caption “Investor Relations.” Each member of the Committee is independent, as defined by the rules of the NASD.
      The Finance Committee, which consists of Richard J. Borda (Chair), Martin F. Kahn, Elliot S. Kaplan, and Dr. Vasant H. Raval, met 4 times during 2004. The Committee assists the Board in fulfilling its oversight responsibilities with respect to the Company’s financial resources, capital structure, and financial strategies by reviewing and making recommendations regarding the Company’s financial resources, organizational capital strategies, investment practices, and other financial matters, as well as related regulatory developments. The Finance Committee Charter, which was adopted by the Board in October 2003, is posted on the Company’s website at www.infousa.com under the caption “Investor Relations.”
      The Governance and Nominating Committee, which consists of Dr. George F. Haddix (Chair), Harold W. Andersen, Martin F. Kahn and Dennis P. Walker, met 4 times during 2004. The Committee identifies and recommends to the Board of Directors qualified director candidates, makes recommendations to the Board regarding Board committee membership, establishes, implements, and monitors practices and processes regarding corporate governance matters, and makes recommendations regarding management succession planning. The Governance and Nominating Committee Charter, which was adopted by the Board in October 2003, is posted on the Company’s website at www.infousa.com under the caption “Investor Relations.” Each member of the Committee is independent, as defined by the rules of the NASD.
      The Committee will consider director candidates recommended by stockholders. The criteria applied by the Committee in the selection of director candidates is the same whether the candidate was recommended by a Board member, an executive officer, a stockholder, or a third party, and accordingly, the Board has not deemed it necessary to adopt a formal policy regarding consideration of candidates recommended by stockholders. Stockholders wishing to recommend candidates for Board membership should submit the recommendations in writing to the Secretary of the Company at least 30 but no more than 60 days prior to a date corresponding to the previous year’s Annual Meeting, with the submitting stockholder’s name, address, and stockholdings and pertinent information about the proposed nominee similar to that set forth for nominees named herein. A stockholder wishing to recommend for nomination or nominate a director should contact the Company’s Secretary for a copy of the relevant procedure. A stockholder intending to nominate an individual as a director at an Annual Meeting, rather than recommend the individual to the Committee for consideration as a nominee, must comply with the advance notice requirements set forth in the Company’s Bylaws, which are described under “Deadlines for Receipt of Stockholder Proposals,” above.
      Upon the recommendation of the Nominating Committee, the Board has selected Mr. Kahn, Dr. Stryker and Mr. Walker as nominees for election as directors at the Annual Meeting. Messrs. Kahn and Walker are incumbent directors. Dr. Stryker was recommended to the Committee as a director candidate by the Company’s Chief Executive Officer. The Committee identifies director candidates primarily by considering recommendations made by directors, management, and stockholders. The Committee also has the authority to retain third parties to identify and evaluate director candidates and to approve any associated fees or expenses. Director candidates are evaluated on the basis of a number of factors, including the candidate’s background, skills, judgment, diversity, experience with companies of comparable complexity and size, the interplay of the candidate’s experience with the experience of other Board members, the candidate’s independence or lack of independence, and the candidate’s qualifications for committee membership. The Committee does not assign any particular weighting or priority to any of these factors, and considers each director candidate in the context of the current needs of the Board as a whole. Director candidates recommended by stockholders are evaluated in the same manner as candidates recommended by other persons.
Attendance at Board Meetings and Annual Meeting
      All of the directors of the Company attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which they served. Four directors attended the 2004 Annual Meeting.
Board Compensation
      Non-employee directors receive an annual cash retainer of $48,000, payable in monthly installments of $4,000 each. Mr. Gupta does not receive compensation for his service on the Board.
      The chair of each Board committee other than the Audit Committee receives, in addition to other compensation he receives for services as a director, an annual cash retainer of $12,000, payable in monthly installments of $1,000 each. The chair of the Audit Committee receives, in addition to other compensation he receives for services as a director, an annual cash retainer of $24,000, payable in monthly installments of $2,000 each. In 2004, the chair of the Audit Committee received additional cash compensation of $24,000 in recognition of his responsibilities relating to the Company’s compliance with the Sarbanes-Oxley Act of 2002.
Board Contact Information
      If you would like to contact the Board or any committee of the Board, you can send an email to Fred.Vakili@infousa.com, or write to the Company, c/o Secretary, 5711 South 86th Circle, Omaha, Nebraska 68127. All communications will be compiled by the Secretary of the Company and submitted to the Board or the applicable committee or director on a periodic basis.
Code of Conduct
      The Company has adopted a Code of Business Conduct and Ethics that applies to all of its directors, officers and employees, including its principal executive officer, principal financial officer, and principal accounting officer. The Code of Business Conduct and Ethics is posted on the Company’s website at www.infousa.com under the caption “Investor Relations.”

SECURITY OWNERSHIP
      The following table sets forth the beneficial ownership of the Company’s Common Stock as of the Record Date (i) by each of the executive officers named in the table under “Executive Compensation — Summary Compensation Table,” (ii) by each director, (iii) by all current directors and executive officers as a group, and (iv) by all persons known to the Company to be the beneficial owners of more than 5% of the Company’s Common Stock:

	Common Stock	Percent of
	Beneficially	Outstanding Shares
Beneficial Owners	Owned(1)	of Common Stock

Vinod Gupta	20,135,006	36.6%
5711 South 86th Circle
Omaha, Nebraska 68127
Awad Asset Management, Inc.(2)	3,808,111	7.1%
250 Park Avenue, 2nd Floor
New York, New York 10177
Columbia Wanger Asset Management, L.P.(3)	3,370,000	6.3%
227 West Monroe Street, Suite 3000
Chicago, Illinois 60606
Harold W. Andersen(4)	116,800	**
Richard J. Borda	10,000	**
Dr. George F. Haddix(5)	287,300	**
Martin F. Kahn	10,000	**
Elliot S. Kaplan	246,580	**
Dr. Vasant H. Raval	10,000	**
Dr. Charles W. Stryker	-0-	**
Dennis P. Walker	10,000	**
Ray Butkus	28,124	**
Edward C. Mallin	74,873	**
Monica Messer(6)	413,699	**
Fred Vakili	293,525	**
All directors, nominees and executive officers as a group (15 persons)	21,686,241	39.1%

**	Less than 1%

(1)	Includes the following shares that may be purchased within 60 days of the Record Date pursuant to the exercise of outstanding options: Mr. Gupta, 1,737,479 shares; Mr. Andersen, 30,000 shares; Mr. Borda, 7,000 shares; Dr. Haddix, 30,000 shares; Mr. Kaplan, 36,000 shares; Dr. Raval, 8,000 shares; Mr. Butkus, 28,124 shares; Mr. Mallin, 44,873 shares; Ms. Messer, 239,622 shares; Mr. Vakili, 56,312 shares; and all directors and executive officers as a group, 2,245,326 shares.

(2)	Based on a Schedule 13G filed by Awad Asset Management, Inc. on January 27, 2005.

(3)	Based on a Schedule 13G/ A filed by Columbia Wanger Asset Management, L.P. (“WAM”), WAM Acquisition GP, Inc., the general partner of WAM (“WAM GP”), and Columbia Acorn Trust (“Acorn”) on February 11, 2005. WAM, WAM GP and Acorn have shared voting and investment power over 3,370,000 shares, and sole voting and investment power over no shares.

(4)	Includes 10,000 shares owned by Mr. Andersen’s spouse.

(5)	Includes 257,300 shares owned jointly by Dr. Haddix with his spouse.

(6)	Includes 9,633 shares owned by Ms. Messer’s daughter.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      KPMG LLP served as the Company’s independent auditors for the fiscal year ended December 31, 2004. The Audit Committee is in the process of obtaining and reviewing audit proposals and therefore has not selected independent auditors for the fiscal year ending December 31, 2005. A representative of KPMG is expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.
Audit Fees
      The following table presents the aggregate fees billed to the Company for professional services rendered by KPMG for the audit of the Company’s fiscal year 2004 and 2003 annual financial statements and for other professional services rendered by KPMG in fiscal year 2004 and 2003.

	Fiscal Year

Type of Fee	2004	2003

Audit Fees	$880,876	$257,067
Audit-Related Fees(1)	177,108	155,447
Tax Fees(2)	60,425	5,350
All Other Fees	-0-	-0-

Total fees	$1,118,409	$417,864

(1)	Audit-Related Fees consists of fees for employee benefit plan audits, due diligence, and assistance with Form 8-K filings.

(2)	Tax Fees consists of fees for state and federal income tax preparation for a Company subsidiary, tax research, and preparation of refund claims.
      The above amounts include out-of-pocket expenses incurred by KPMG. The Audit Committee pre-approved all non-audit services described above. The Audit Committee has considered whether the provision of the services described above was and is compatible with maintaining the independence of KPMG.

AUDIT COMMITTEE REPORT
      The Audit Committee of the Board of Directors of the Company consists of three directors who are independent, as independence for audit committee members is defined by the rules of the NASD. The Committee operates under a written charter adopted by the Board. In October 2003, the Board adopted a new Audit Committee Charter, which is posted on the Company’s website at www.infousa.com under the caption “Investor Relations.” Management is responsible for the Company’s internal control and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Committee’s responsibility is to monitor and oversee these processes.
      In this context, the Committee met and held discussions with management and the independent accountants. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee reviewed and discussed the consolidated financial statements with management and the independent accountants. The Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of the Company’s internal controls and the internal audit department’s organization, responsibilities, budget and staffing. The Committee reviewed both with the independent and internal auditors their audit plans, audit scope, and identification of audit risks. The Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Company’s independent accountants also provided to the Committee the written disclosures required by Independence Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountants that firm’s independence.
      Based upon the Committee’s discussion with management and the independent accountants and the Committee’s review of the representations of management and the report of the independent accountants, the Committee recommended that the Board include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 filed with the SEC.
Audit Committee
Dr. Vasant H. Raval (Chair)
Harold W. Andersen
Richard J. Borda

PERFORMANCE GRAPH
      The following Performance Graph compares the cumulative total return to stockholders of the Company’s Common Stock from December 31, 1999 to December 31, 2004 to the cumulative total return over such period of (i) The Nasdaq Stock Market (U.S. Companies) Index, and (ii) the S&P Data Processing & Outsourced Services Index. The performance graph is not necessarily indicative of future investment performance.
COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
AMONG INFOUSA INC., NASDAQ STOCK MARKET INDEX, AND
S&P DATA PROCESSING & OUTSOURCED SERVICES INDEX

	31-Dec-99	31-Dec-00	31-Dec-01	31-Dec-02	31-Dec-03	31-Dec-04

infoUSA Common Stock	$100.00	$24.22	$49.79	$35.66	$53.17	$80.29
NASDAQ (U.S. Companies)	$100.00	$60.31	$47.84	$33.07	$49.45	$53.81
S&P Data Processing & Outsourced Services Index	$100.00	$120.77	$131.48	$93.45	$109.37	$115.32

*	Assumes $100 invested on December 31, 1999 in infoUSA Inc. Common Stock, Nasdaq Stock Market (U.S. Companies) Index, and S&P Data Processing & Outsourced Services Index.
      The information contained in the Performance Graph will not be deemed to be “soliciting material” or to be “filed” with the SEC, nor will such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that the Company specifically incorporates it by reference into any such filing.

EXECUTIVE COMPENSATION
Summary Compensation Table
      The following table sets forth the compensation paid by the Company for fiscal years 2004, 2003 and 2002 to the Company’s Chief Executive Officer and each of the other four most highly compensated executive officers of the Company (collectively, the “Named Executive Officers”):
SUMMARY COMPENSATION TABLE

						Long-Term
						Compensation
		Annual Compensation
						Stock	All Other
Name and Principal Position	Year	Salary($)		Bonus($)		Options(#)	Compensation($)

Vinod Gupta	2004	$750,000	(1)	$-0-		-0-	$6,500
Chairman of the Board and	2003	500,770	(1)	250,000		600,000	6,000
Chief Executive Officer	2002	560,000	(1)	430,000		500,000	5,500

Ray Butkus(2)	2004	$371,539		$324,442	(3)	-0-	$6,000
President, Donnelly Group	2003	239,231		-0-		50,000	3,877
	2002	8,462		-0-		-0-	-0-

Edward C. Mallin	2004	$338,077		$279,000		-0-	$6,500
President, Walter Karl	2003	300,000		196,767		50,000	6,000
	2002	300,000		176,980		20,000	5,500

Monica Messer	2004	$333,846		$50,000	(4)	-0-	$6,500
Chief Operations Officer	2003	273,558		-0-		150,000	6,000
	2002	300,000		25,000		200,000	5,500

Fred Vakili	2004	$275,211		$108,040	(5)	-0-	$6,500
Executive Vice President of	2003	237,404		182,000	(5)	35,000	6,000
Administration and Chief	2002	260,000		50,000	(5)	-0-	5,500
Administrative Officer

(1)	Excludes certain amounts paid to Annapurna Corporation for reimbursement of Company related travel and entertainment expenses and to Everest Investment Management for rent and investment advisory fees, all as more particularly set forth under “Certain Transactions” in this Proxy Statement.

(2)	Mr. Butkus’ employment with the Company began in December 2002.

(3)	Includes $301,775 paid to White Oaks Consulting, which is wholly owned by Mr. Butkus.

(4)	Includes $50,000 paid to Growth Quest Ventures, which is wholly owned by Ms. Messer.

(5)	Includes the following amounts paid to Alborz Corp., which is wholly owned by Mr. Vakili: $108,040 in 2004; $182,000 in 2003; and $50,000 in 2002.
Option Grants in the Last Fiscal Year
      The Company did not grant stock options during the fiscal year ended December 31, 2004 to any of the Named Executive Officers.

Option Exercises and Fiscal Year-End Option Values
      The following table sets forth, for each of the Named Executive Officers, the value realized on options exercised during the fiscal year ended December 31, 2004, and the year-end value of unexercised options:
AGGREGATED OPTION EXERCISES
AND DECEMBER 31, 2004 OPTION VALUES

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options at
	Shares		Options at 12/31/04 (#)		12/31/04($)(1)
	Acquired on	Value
Name	Exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Vinod Gupta	400,000	$1,352,000	1,535,400	764,600	$3,698,731	$1,936,269
Ray Butkus	-0-	-0-	22,916	27,084	118,934	140,566
Edward C. Mallin	19,334	68,033	37,623	40,377	99,236	112,084
Monica Messer	-0-	-0-	205,288	168,712	413,694	386,866
Fred Vakili	-0-	-0-	52,519	23,481	225,036	73,294

(1)	Based on the closing market price of $11.19 per share of Common Stock on December 31, 2004.
Equity Compensation Plan Table
      The following table sets forth aggregate information regarding grants under all equity compensation plans of the Company as of December 31, 2004:

Number of securities
remaining available for future
	Number of securities to be	Weighted-average	issuance under equity
	issued upon exercise of	exercise price of	compensation plans
	outstanding options,	outstanding options,	(excluding securities reflected
	warrants and rights	warrants and rights	in column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	3,789,692	$8.38	770,709
Equity compensation plans not approved by security holders	-0-	N/A	N/A

Total	3,789,692	$8.38	770,709

Stock Option Program
      In 2004, the Board of Directors, upon the recommendation of the Compensation Committee, adopted a new stock option grant program for members of senior management. The purpose of the program is to provide management with an incentive to promote the sustained growth of the Company over a period of years, and an opportunity to participate in such growth by acquiring and holding Common Stock of the Company. Participants in the program receive stock options with an exercise price equal to 125% of the fair market value of the Company’s Common Stock on the grant date. The options vest with respect to 30% of the option shares after three years, and vest with respect to an additional 10% of the option shares each year after that, becoming fully vested after 10 years. To receive the options, participants are also required to purchase at fair market value, on or around the grant date, a number of shares of the Company’s Common Stock equal to 10% of the shares covered by the options, and to hold those shares for a period of at least one year. Grants under the program are made under the Company’s 1997 Stock Option Plan. No options were granted to members of senior management under this program in 2004. In March 2005, Mr. Gupta was granted a stock option for 500,000 shares at an exercise price of $12.60 per share. He purchased 61,000 shares to satisfy the purchase condition described above.

REPORT OF THE COMPENSATION COMMITTEE
      The Compensation Committee of the Board of Directors of the Company consists of at least two directors who are “independent,” as defined by the rules of the NASD. In addition, each member of the Compensation Committee is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code. The Committee operates under a written charter adopted by the Board in October 2003, which is posted on the Company’s website at www.infousa.com under the caption “Investor Relations.” The Compensation Committee reviews and makes recommendations to the Board of Directors with respect to the compensation of the Company’s Chief Executive Officer, and reviews and approves salaries, bonuses and other compensation payable to the Company’s other executive officers. The Compensation Committee consists of Directors Harold W. Andersen (Chair), Dr. George F. Haddix and Dennis P. Walker. None of these persons is an employee of the Company.
      The Compensation Committee’s policy in establishing compensation for executive officers is to reward sustained performance through the payment of base salaries, reward current performance through annual bonuses, and provide long-term incentives through stock options and other opportunities for equity ownership. When establishing the amounts of such compensation, the Compensation Committee considers publicly available information concerning executive compensation levels paid by other companies in the Omaha, Nebraska area and in the industry generally.
      The Compensation Committee reviewed and approved compensation packages for all executive officers in fiscal 2004, including base salaries and bonus plans. For executive officers other than the Chief Executive Officer, base salaries are based on each officer’s responsibilities and historical performance. During 2004, bonuses were paid to executive officers based on the achievement of business goals by the business group for which the executive had management responsibility, or by the Company as a whole. These business goals included the consummation of certain acquisitions by the Company in 2004. At the recommendation of the Compensation Committee, the Board of Directors established a stock option program for senior executives, as described above under the caption “Stock Option Program.” The program is intended to provide management with an incentive to promote the sustained growth of the Company over a period of years, and an opportunity to participate in such growth by acquiring and holding Common Stock of the Company. No stock options were granted to executive officers under this program in 2004.
      In fiscal 2004, the compensation program for Vinod Gupta, Chief Executive Officer of the Company, consisted of a base salary of $750,000, which is approximately the same as the total of his base salary and discretionary bonus for 2003. No bonus program was in effect for the Chief Executive Officer in 2004, and no discretionary bonus was paid to him for 2004. Mr. Gupta does not participate in the Company’s other bonus programs.
      The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into any such filing.
Compensation Committee
Harold W. Andersen (Chair)
Dr. George F. Haddix
Dennis P. Walker

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Such officers, directors and 10% stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.
      Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during the fiscal year ended December 31, 2004, all Section 16(a) filing requirements applicable to its officers, directors and 10% stockholders were timely complied with, except that Stormy L. Dean filed a late Form 4 with respect to a sale of shares in December 2004; Edward C. Mallin filed a late Form 4 with respect to an option exercise and sale of option shares in December 2004; and Richard J. Borda filed a late Form 4 with respect to an option exercise and sale of option shares in October 2004.
CERTAIN TRANSACTIONS
      Annapurna Corporation, which is 100% owned by Mr. Gupta, the Company’s Chairman and Chief Executive Officer, had fractional ownership interests in certain aircraft with NetJets. Annapurna Corporation billed the Company when the Company’s employees and officers used the aircraft. The Company paid a total of $1.5 million, $2.2 million and $2.2 million in 2004, 2003 and 2002, respectively, to Annapurna Corporation for usage of the aircraft. The Company capitalized acquisition costs related to these payments of $0.5 million, $0.7 million and $0.6 million in 2004, 2003 and 2002, respectively. The rates charged by Annapurna Corporation to the Company are comparable to those charged by other services such as Marquis, and without any commitment by the Company.
      During 2004, the Company purchased from NetJets fractional ownership interests in two airplanes at a total cost of $2.7 million. The fractional ownership interests in the two airplanes were previously owned by Mr. Gupta, who sold them to NetJets at the same time the Company purchased ownership interest from NetJets.
      During 2003, the Company purchased the rights to a skybox at the University of Nebraska-Lincoln football stadium for $617 thousand from Annapurna Corporation. The cost covers the remaining 21 years of the lease and has been recorded in other assets on the consolidated balance sheet accompanying the Company’s Annual Report on Form 10-K for fiscal year 2004.
      During 2003, the Company repurchased $31.2 million of its 9 1/2% Senior Subordinated Notes from holders of such Notes, including $11.5 million of Notes from Mr. Gupta. The purchase from Mr. Gupta was made at the same terms and prices offered to unrelated parties.
      A note receivable from Mr. Gupta in the amount of $0.5 million was satisfied in full in January 2004. The note receivable was created in January 2002 in connection with Mr. Gupta’s incentive compensation arrangements. Mr. Gupta was eligible for a cash bonus in 2002 based on Company performance. The criteria for Mr. Gupta’s bonus specified that he would receive 10% of the Company’s adjusted EBITDA in excess of $80 million. In January 2002, the Company paid an advance of $1.5 million to Mr. Gupta (based on the Company’s 2001 performance) to be off set against any 2002 bonus payable to Mr. Gupta pursuant to his bonus program. The advance was to be applied to part or all of his 2002 bonus or repaid by Mr. Gupta by January 2004. In May 2002, Mr. Gupta repaid $0.6 million of the original advance, leaving an advance balance of $0.9 million. Mr. Gupta’s 2002 bonus was determined to be $0.4 million. The remaining balance of $0.5 million was awarded as bonus for 2003 and prepaid salary for 2004, resulting in payment in full of the note receivable.
      The Company paid a total of $108 thousand and $182 thousand of discretionary bonus in 2004 and 2003, respectively, to Alborz Corporation, which is 100% owned by Fred Vakili, the Company’s Executive Vice President of Administration and Chief Administrative Officer. The Company paid a total of

$302 thousand of discretionary bonus in 2004 to White Oaks Consulting, which is 100% owned by Ray Butkus, the Company’s President of the Donnelley Group. The Company paid a total of $99 thousand of discretionary bonus in 2004 to LMDT, which is 100% owned by DJ Thayer, the Company’s President of the infoUSA Group. The Company paid a total of $50 thousand of discretionary bonus in 2004 to Growth Quest Ventures, which is 100% owned by Monica Messer, the Company’s Chief Operations Officer.
      During 2002, the Company paid Everest Asset Management $415 thousand for acquisition-related expenses on certain acquisition transactions. Everest Asset Management is 100% owned by Mr. Gupta.
      During 2001, the Company invested $1 million in the Everest3 Fund, a blend of three index funds (S&P 500, Dow Jones and NASDAQ 100). Everest Funds Management LLC manages the fund. Mr. Gupta owns 100% of the voting stock in Everest Funds Management LLC. During 2004, the Company liquidated its investment in the Everest3 Fund.
      The Company employs Laurel Gupta, Mr. Gupta’s spouse, as Director of Investor Relations, and Jess Gupta, Mr. Gupta’s son, as a Business Development Manager.
      The Company has retained the law firm of Robins, Kaplan, Miller & Ciresi L.L.P. to provide certain legal services. Elliot Kaplan, a director of the Company, is a name partner and former Chairman of the Executive Board of Robins, Kaplan, Miller & Ciresi L.L.P. The Company paid a total of $576 thousand, $415 thousand and $685 thousand to this law firm during 2004, 2003 and 2002, respectively.
      In fiscal 2004, Edward C. Mallin, Monica Messer, and Fred Vakili were each indebted to the Company in an amount in excess of $60,000 pursuant to the Company’s October 2001 loans to executive officers to facilitate stock option exercises. The loans were evidenced by promissory notes secured by the option shares, with interest at a rate of 5%, payable annually. The maximum amounts owed during fiscal 2004 by Messrs. Mallin and Vakili and Ms. Messer, and the amounts owed at December 31, 2004, were $120,000, $110,250, and $103,750, respectively.
PROPOSAL TWO
AMENDMENT OF 1997 STOCK OPTION PLAN
Amendment of the 1997 Stock Option Plan
      The infoUSA Inc. 1997 Stock Option Plan (the “1997 Plan”) was adopted by the Board of Directors in July 1997 and approved by the stockholders in October 1997. In May 1999, the stockholders of the Company approved an amendment to the 1997 Plan to increase the number of shares reserved for issuance under the 1997 Plan from 2,000,000 to 5,000,000. In March 2005, the Board of Directors approved an amendment to the 1997 Plan increasing the number of shares reserved for issuance under the 1997 Plan from 5,000,000 shares to 8,000,000 shares, subject to stockholder approval. The Company is seeking stockholder approval of this amendment at the Annual Meeting.
      The following summary describes the terms of the 1997 Plan, which terms are intended to meet the requirements imposed by the Internal Revenue Code of 1986, as amended (the “Code”) and other applicable laws. The Compensation Committee currently intends, however, that all future option grants to members of senior management under the 1997 Plan will be granted under and consistent with the terms of the Company’s stock option grant program, which is described on page 13 under the caption “Stock Option Program.” The stock option grant program requires, among other things, that the exercise price of such options be equal to 125% of the fair market value of the Company’s Common Stock on the grant date and that participants purchase a number of shares of the Company’s Common Stock equal to the 10% of the shares covered by the options and hold such shares for at least one year. The Compensation Committee retains discretion to modify or make exceptions to the stock option grant program, subject in all respects to the terms of the 1997 Plan.

Vote Required
      Stockholder approval of the proposed amendment to the 1997 Plan requires the affirmative vote of the holders of a majority of the voting power of the Company’s Common Stock represented at the Annual Meeting in person or by proxy and entitled to vote.
      The Board of Directors Recommends That Stockholders Vote “For” Approval of the Amendment to Increase the Number of Shares Reserved Under the 1997 Plan.
Description of the 1997 Stock Option Plan
      General. The purpose of the 1997 Plan is to attract and retain the best available personnel for positions of substantial responsibility with the Company, to provide additional incentive to the employees and consultants of the Company and to promote the success of the Company’s business. Options granted under the 1997 Plan may be either “incentive stock options,” as defined in Section 422 of the Code, or nonstatutory stock options.
      Administration. The 1997 Plan may be administered by the Board of Directors or a committee of the Board (the “Administrator”), which Administrator shall, in the case of options intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, consist of two or more “outside directors” within the meaning of Section 162(m) of the Code. The Compensation Committee of the Board of Directors currently serves as the Administrator. The Administrator has the power to determine the terms of the options granted, including the exercise price, the number of shares subject to each option, the exercisability thereof, and the form of consideration payable upon such exercise. In addition, the Administrator has the authority to amend, suspend or terminate the 1997 Plan, provided that no such action may affect any share of the Company’s Common Stock previously issued or any option previously granted under the 1997 Plan.
      Eligibility; Limitations. Nonstatutory stock options may be granted under the 1997 Plan to directors, employees and consultants of the Company and any parent or subsidiary of the Company. Incentive stock options may be granted only to employees. The Administrator, in its discretion, selects the directors, employees and consultants to whom options may be granted, the time or times at which such options shall be granted, and the number of shares subject to each such grant.
      Section 162(m) of the Code places limits on the deductibility for federal income tax purposes of compensation paid to certain executive officers of the Company. In order to preserve the Company’s ability to deduct the compensation income associated with options granted to such persons, the 1997 Plan provides that no employee may be granted, in any fiscal year of the Company, options and stock purchase rights to purchase more than 900,000 shares of Common Stock (as appropriately adjusted for changes in the capitalization of the Company).
      Terms and Conditions of Options. Each option is evidenced by a stock option agreement between the Company and the optionee, and is subject to the following additional terms and conditions:

•	Exercise Price. The Administrator determines the exercise price of options at the time the options are granted. The exercise price of an incentive stock option may not be less than 100% of the fair market value of the Common Stock on the date such option is granted; provided, however, the exercise price of an incentive stock option granted to a 10% stockholder may not be less than 110% of the fair market value of the Common Stock on the date such option is granted. The fair market value of the Common Stock is generally determined with reference to the closing sale price for the Common Stock (or the closing bid if no sales were reported) on the last market trading day prior to the date the option is granted.

•	Exercise of Option; Form of Consideration. The Administrator determines when options become exercisable, and may in its discretion, accelerate the vesting of any outstanding option. The means of payment for shares issued upon exercise of an option is specified in each option agreement. The 1997 Plan permits payment to be made by cash, check, promissory note, other shares of Common

Stock of the Company (with some restrictions), cashless exercises, a reduction in the amount of any Company liability to the optionee, any other form of consideration permitted by applicable law, or any combination thereof.

•	Term of Option. The term of an incentive stock option may be no more than ten (10) years from the date of grant; provided that in the case of an incentive stock option granted to a 10% stockholder, the term of the option may be no more than 5 years from the date of grant. No option may be exercised after the expiration of its term.

•	Termination of Employment. If an optionee’s employment or consulting relationship terminates for any reason (other than death or disability), then all options held by the optionee under the 1997 Plan expire on the earlier of (i) 3 months after the date of termination, unless otherwise provided in his or her notice of grant, or (ii) the expiration date of such option. To the extent the option is exercisable at the time of such termination, the optionee may exercise all or part of his or her option at any time before the option expires.

•	Death or Disability. If an optionee’s employment or consulting relationship terminates as a result of death or disability, then all options held by such optionee under the 1997 Plan expire on the earlier of (i) 12 months after the date of termination, unless otherwise provided in his or her notice of grant, or (ii) the expiration date of such option. The optionee (or the optionee’s estate or the person who acquires the right to exercise the option by bequest or inheritance), may exercise all or part of the option at any time before such expiration to the extent that the option was exercisable at the time of such termination.

•	Nontransferability of Options. Unless otherwise determined by the Administrator, options granted under the 1997 Plan are not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee’s lifetime only by the optionee.

•	Other Provisions. The stock option agreement may contain other terms, provisions and conditions not inconsistent with the 1997 Plan as may be determined by the Administrator.

      Adjustments Upon Changes in Capitalization. In the event that the Common Stock of the Company changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in the capital structure of the Company effected without the receipt of consideration, appropriate adjustments shall be made in the number and class of shares of stock subject to the 1997 Plan, the number and class of shares of stock subject to any option outstanding under the 1997 Plan, and the exercise price of any such outstanding option.
      In the event of a liquidation or dissolution of the Company, any unexercised options will terminate. The Administrator may in its discretion provide that each optionee shall have the right to exercise all of the optionee’s options, including those not otherwise exercisable, until the date 10 days prior to the consummation of the liquidation or dissolution, or that any rights of repurchase in the Company with respect to shares purchased upon exercise of an option shall lapse provided the proposed dissolution or liquidation takes place at the time and in the manner anticipated. In connection with any merger, consolidation, acquisition of assets or like occurrence involving the Company, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation. If the successor corporation refuses to assume the options or to substitute substantially equivalent options, the optionee shall have the vested right to exercise the option as to all the option stock, including shares not otherwise vested or exercisable. In such event, the Administrator shall notify the optionee that the option is fully exercisable for 15 days from the date of such notice and that the option terminates upon expiration of such period.
      Amendment and Termination of the 1997 Plan. The Board may amend, alter, suspend or terminate the 1997 Plan, or any part thereof, at any time and for any reason. However, the Company shall obtain stockholder approval for any amendment to the 1997 Plan to the extent necessary to comply with Rule 16b-3 under the Exchange Act and Section 162(m) and Section 422 of the Code, or any similar rule or statute. No such action by the Board or stockholders may alter or impair any option previously granted under the 1997 Plan without the written consent of the optionee. Unless terminated earlier, the 1997 Plan shall terminate on July 28, 2007.
Federal Income Tax Consequences
      Incentive Stock Options. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon a disposition of the shares of Common Stock issued upon exercise that occurs more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee.
      Nonstatutory Stock Options. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares of Common Stock issued upon exercise over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee’s exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.
      THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON OPTIONEES AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF OPTIONS UNDER THE 1997 PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF THE EMPLOYEE’S OR CONSULTANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE EMPLOYEE OR CONSULTANT MAY RESIDE.
New Plan Benefits
      The Administrator in its sole discretion will determine the number of options that will be granted and the recipients of such options. Thus, it is not possible to determine the benefits that will be received by eligible participants in fiscal year 2005 if the proposed amendment to the 1997 Plan is approved by the shareholders. No options have been granted under the 1997 Plan that are conditioned upon stockholder approval of the proposed amendment.
OTHER MATTERS
      The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

BY ORDER OF THE BOARD OF DIRECTORS
Omaha, Nebraska
March 28, 2005

Appendix

infoUSA INC.

ANNUAL MEETING OF STOCKHOLDERS

Friday, April 29, 2005
4:00 p.m.
at: The Company’s Carter Lake facility
2200 Abbott Drive
Carter Lake, Iowa 51510

infoUSA Inc.
5711 South 86th Circle, Omaha, Nebraska 68127	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting of Stockholders of infoUSA Inc. (the “Company”) to be held on April 29, 2005 or any adjournments thereof.

The shares of the Company’s Common Stock you hold as of the record date on March 15, 2005 will be voted as you specify below.

By signing the proxy, you revoke all prior proxies and appoint Raj Das and Fred Vakili, or either of them, as proxies with full power of substitution, to vote all shares of stock of the Company of record in the name of the undersigned at the close of business on March 15, 2005 at the Annual Meeting of Stockholders.

The undersigned stockholder hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders and Proxy Statement for the Annual Meeting to be held on April 29, 2005.

See reverse for voting instructions.

\/   Please detach here   \/

The Board of Directors Recommends a Vote FOR Items 1 and 2.

1.	Election of directors (with	01	Martin F. Kahn	☐	Vote FOR			☐	Vote WITHHELD
	terms expiring 2008):	02	Dr. Charles W. Stryker		all nominees				from all nominees
		03	Dennis P. Walker		(except as marked)

	(Instructions: To withhold authority to vote for any indicated nominee,
	write the number(s) of the nominee(s) in the box provided to the right.)

2.	Proposal to approve an amendment to the infoUSA 1997 Stock			☐	For	☐	Against	☐	Abstain
	Option Plan increasing the number of shares available for issuance under the plan by 3,000,000.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE WITH RESPECT TO SUCH OTHER MATTERS AS MAY BE PROPERLY BROUGHT BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

Address Change? Mark Box
Indicate changes below:   ☐

Date

Signature(s) in Box
Please sign exactly as your name(s) appear on Proxy. If
held in joint tenancy, all persons must sign. Trustees,
administrators, etc., should include title and authority.
Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Appendix

infoUSA Inc.

1997 STOCK OPTION PLAN

      1. Purposes of the Plan. The purposes of this Stock Option Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to Employees, Directors and Consultants, and

•	to promote the success of the Company’s business.

Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant.

      2. Definitions. As used herein, the following definitions shall apply:

            (a) “Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

            (b) “Applicable Laws” means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options are, or will be, granted under the Plan.

            (c) “Board” means the Board of Directors of the Company.

            (d) “Code” means the Internal Revenue Code of 1986, as amended.

            (e) “Committee” means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

            (f) “Common Stock” means the Common stock of the Company.

            (g) “Company” means infoUSA, Inc., a Delaware corporation.

            (h) “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

            (i) “Director” means a member of the Board.

            (j) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

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            (k) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

            (l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

            (m) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

            (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

            (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

            (iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

            (n) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

            (o) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

            (p) “Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of an individual Option grant. The Notice of Grant is part of the Option Agreement.

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            (q) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

            (r) “Option” means a stock option granted pursuant to the Plan.

            (s) “Option Agreement” means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

            (t) “Option Exchange Program” means a program whereby outstanding Options are surrendered in exchange for Options with a lower exercise price.

            (u) “Optioned Stock” means the Common Stock subject to an Option.

            (v) “Optionee” means the holder of an outstanding Option granted under the Plan.

            (w) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

            (x) “Plan” means this 1997 Stock Option Plan.

            (y) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

            (z) “Section 16(b)” means Section 16(b) of the Exchange Act.

            (aa) “Service Provider” means an Employee, Director or Consultant.

            (bb) “Share” means a share of the Common Stock, as adjusted in accordance with Section 12 of the Plan.

            (cc) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

      3. Stock Subject to the Plan. Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is eight million (8,000,000) Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

      If an Option expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan.

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      4. Administration of the Plan.

            (a) Procedure.

            (i) Multiple Administrative Bodies. The Plan may be administered by different Committees with respect to different groups of Service Providers.

            (ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

            (iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

            (iv) Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

            (b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

            (i) to determine the Fair Market Value;

            (ii) to select the Service Providers to whom Options may be granted hereunder;

            (iii) to determine the number of shares of Common Stock to be covered by each Option granted hereunder;

            (iv) to approve forms of agreement for use under the Plan;

            (v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

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            (vi) to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option shall have declined since the date the Option was granted;

            (vii) to institute an Option Exchange Program;

            (viii) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

            (ix) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

            (x) to modify or amend each Option (subject to Section 14(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

            (xi) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

            (xii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option previously granted by the Administrator;

            (xiii) to make all other determinations deemed necessary or advisable for administering the Plan.

            (c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options.

      5. Eligibility. Nonstatutory Stock Options may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

      6. Limitations.

            (a) Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000,

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such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

            (b) Neither the Plan nor any Option shall confer upon an Optionee any right with respect to continuing the Optionee’s relationship as a Service Provider with the Company, nor shall they interfere in any way with the Optionee’s right or the Company’s right to terminate such relationship at any time, with or without cause.

            (c) The following limitations shall apply to grants of Options:

            (i) No Service Provider shall be granted, in any fiscal year of the Company, Options to purchase more than nine hundred thousand (900,000) Shares.

            (ii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 12.

            (iii) If an Option is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 12), the cancelled Option will be counted against the limits set forth in subsections (i) and (ii) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

      7. Term of Plan. Subject to Section 18 of the Plan, the Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 14 of the Plan.

      8. Term of Option. The term of each Option shall be stated in the Option Agreement. In the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Option Agreement. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

      9. Option Exercise Price and Consideration.

            (a) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

            (i) In the case of an Incentive Stock Option

            (A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of

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the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

            (B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

            (ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator. In the case of a Nonstatutory Stock Option intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

            (iii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction.

            (b) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised.

            (c) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

            (i) cash;

            (ii) check;

            (iii) promissory note;

            (iv) other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

            (v) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

            (vi) a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee’s participation in any Company-sponsored deferred compensation program or arrangement;

            (vii) any combination of the foregoing methods of payment; or

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            (viii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

      10. Exercise of Option.

            (a) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

      An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 12 of the Plan.

      Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

            (b) Termination of Relationship as a Service Provider. If an Optionee ceases to be a Service Provider, other than upon the Optionee’s death or Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee’s termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

            (c) Disability of Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee’s Disability, the Optionee may exercise his or her Option within such

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period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

            (d) Death of Optionee. If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s termination. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Optionee’s estate or, if none, by the person(s) entitled to exercise the Option under the Optionee’s will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

            (e) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

      11. Non-Transferability of Options. Unless determined otherwise by the Administrator, an Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Option transferable, such Option shall contain such additional terms and conditions as the Administrator deems appropriate.

      12. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

            (a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected

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without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

            (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such proposed action.

            (c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option, the Optionee shall fully vest in and have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

      13. Date of Grant. The date of grant of an Option shall be, for all purposes, the date on which the Administrator makes the determination granting such Option or, on such other later

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date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

      14. Amendment and Termination of the Plan.

            (a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

            (b) Stockholder Approval. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

            (c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

      15. Conditions Upon Issuance of Shares.

            (a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

            (b) Investment Representations. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

      16. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

      17. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

      18. Stockholder Approval. The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

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